EXHIBIT 10(III)

Mandate Agreement

委任契約

RECITALS

A.	Employee was appointed by the Board of the Directors (the “Board”) of the Company as Chief Executive Officer on April 15, 2021;

B.

The Company issued an Offer Letter dated September 29, 2021 offering certain employment terms and conditions, salary, bonuses, and benefits effective as of April 15, 2021 and said Offer Letter was approved by the Board on December 27, 2021;

C.

This Employment Agreement is intended to incorporate all of the understandings and agreements between the Company and Employee and supersedes the Offer Letter and any other communications, written or oral, related to the employment terms of Employee with the Company.

D.	Upon the review and recommendation of the Compensation Committee, the Board approved this Employment Agreement at is regularly scheduled meeting on March 11, 2022.

E.	These Recitals are incorporated into the Agreement by this reference.

AGREEMENT

Date: [ March 17, 2022 ]

日期: [ March 17, 2022 ]

Dear Chun-Hsien Tsai,

蔡群賢 先生 鈞鑒：

AINOS INC. TAIWAN BRANCH (USA) (the “Company”) is very pleased to offer you appointment with the Company, as Chief Executive Officer (“CEO” or the “Employee”). This Mandate Agreement (the “Agreement”) sets out the terms and conditions related to your position.

美商艾諾斯生技股份有限公司（下稱「本公司」）很榮幸並誠摯委任 台端為本公司之執行長。本委任契約（下稱「本契約」）係載明與 台端職位相關之條件。

1.	Effective Date / Position/ Status / Transfer

生效日期/職位/身分/調動

(1)	This Agreement will be effective from [ March 17, 2022].

本契約自☑起生效。

(2)

In the position of CEO at the Company, you should comply with all lawful instructions from the Company, report the Company's business performance to the Board of Directors, and use your best efforts to perform all duties and obligations relating to your position to the best of your ability.

台端為本公司之執行長，應遵守本公司所為之所有合法指示，並定期向董事會報告公司業務情況，盡全力履行 台端職位相關的職務及義務。

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(3)	You agree that the Company may unilaterally transfer your work place, position, and work assignment.

台端同意，本公司得片面調動 台端之工作地點、職位、工作內容。

(4)

You understand and agree that you are a mandate manager according to this Agreement, the Civil Code and the Company Act. You are not subject to relevant labor regulations including but not limited to the Labor Standards Law. The Company may terminate your appointment and this Agreement at any time without any statutory ground or statutory severance payment.

台端瞭解並同意，依本契約、民法及公司法規定， 台端屬委任經理人身分，不受勞動法令規範限制包括但不限於勞動基準法，本公司得隨時終止 台端之委任關係以及本契約，無須具備法定事由，亦無須給付法定資遣費。

(5)

When the Company proactively terminates your appointment and this Agreement, you will be granted [20,000,000] Company's common shares and your annual remuneration (12 months of basic salary and 2 months of basic monthly salaries as year end bonus).

當本公司主動終止 台端之委任關係及本契約時，您將獲得本公司普通股[20,000,000]股及您一年的報酬（12個月的基本月薪及相當於2個月基本月薪的年終獎金）。

2.	Remuneration

報酬

(1)	Basic Monthly Salary: NT$[ 247,600 ] including a Monthly Meal Allowance of NT$[2,400 ].

基本月薪：新台幣[ 247,600 ]元，包含每月膳食津貼：新台幣[ 2,400] 元。

(2)

Year End Bonus: If you have not breached of this Agreement and the Company's regulations, and are still appointed by the Company at the date of year end bonus payment, the Company will pay you 2 months’ basic monthly salaries as your year end bonus. The actual disbursement amount is calculated based on the proportion of your service period of the year of payment.

若 台端無違反本契約及公司規定，並於年終獎金發放之日仍受委任於本公司，本公司將發給 台端2個月之基本月薪作為 台端之年終獎金，實際發放金額依 台端於發放年度在職服務期間比例計算。

(3)

When the Company achieves its annual operating and profitability target, your variable reward target is 10% to 100% of your personal annual total salary. The so-called annual total salary includes the cash, securities issued by the Company and other remunerations. The actual disbursement amount will be determined by the Company's board of directors after the annual settlement based on the Company's profit and your personal work performance. The Company has the sole discretion and the specific details shall be governed by the Company's regulations.

本公司達成年度營運及獲利目標時，台端變動獎酬目標為個人年度總薪酬的 10%~ 100%，所謂年度總薪酬包含現金、本公司發行之有價證券及其他報酬合計數。實際發放金額將由本公司董事會於年度結算後依公司獲利及 台端個人工作表現決定，本公司有全權裁量權，具體細節依公司規定辦理。

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(4)

You are granted with [5,000,000 ] units of [Restricted Stock Units] pursuant to the 2021 Stock Incentive Plan adopted by the Board on October 6, 2021 (the “2021 Stock Incentive Plan”). You agree to accept the terms and conditions of the 2021 Stock Incentive Plan, including any amendments, adopted by the Company in accordance with relevant laws and regulations, to the 2021 Stock Incentive Plan. When the Company proactively terminates your appointment and this Agreement, all of outstanding [Restricted Stock Units] granted to you will be deemed vested. Please refer to Schedule I for vesting terms and schedule.

台端被授予[ 5,000,000 ]單位，依據本公司2021年10月6日董事會決議通過2021年度股權激勵辦法（下稱「2021股權激勵辦法」）所發行之[限制型股票單位]。台端茲此同意接受2021股權激勵辦法所載之條款及條件，並且同意接受日後本公司依法令對於2021股權激勵辦法所作之修正。當本公司主動終止台端之委任關係及本契約時，已授予 台端的所有未行使[限制型股票單位]將被視為條件已成就(vested)。既得條件與時間表(vesting terms schedule) 請見附件1。

(5)

Your remuneration shall be regularly reviewed from time to time, and at the sole discretion of the Board. Upon payment, the Company shall withhold income tax and other applicable statutory withholdings according to the requirements of the law. After the Company's stock is successfully listed on NASDAQ, the Company's Remuneration Committee will adjust your remuneration based on the market level, and your subsequent remuneration adjustment cycle will be based on the Company's regulations.

台端之報酬將由董事會依其獨立裁量權限定期檢討。本公司支付 台端報酬時，將按所得稅法等規定，代為扣繳所得稅。本公司於股票成功掛牌NASDAQ後，由本公司薪酬委員會參酌市場水準調整台端之報酬，台端之後之薪酬調整週期依公司規定辦理。

3.	Benefit

福利

The Company will provide you with Labor Insurance and National Health Insurance. Other benefits are based on the Company's regulations.

本公司將提供 台端勞保及健保，其餘福利依公司規定辦理。

4.	Working Hours

工作時間

(1)	You should allocate your working hours to meet the needs of the Company's business needs.

台端應自行調配工作時間以達成本公司業務之需要。

(2)	The Company will draw reference from the Labor Standards Law to provide you with regular day off, leave, and holidays.

台端得比照而享有勞動基準法所訂之例、休假日及國定假日

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5.	Ownership of theProperty, Interest andIntellectual Proprietorship

所有權/智慧財產權等歸屬

(1)

You understand and acknowledge that the Company is the owner of all rights, titles, and interest in and to all materials, reports, information, documentation, and other written works created, compiled or produced by you during your appointment relationship with the Company; and you acknowledge that such materials, reports, information, documentation, and other written works are the sole property of the Company.

台端瞭解並確認， 台端於本公司委任期間所作成、收集或製作之所有資料、報告、資訊、文件以及其他書面作品，其權利、所有權及利益皆屬本公司所有； 台端確認，該等資料、報告、資訊、文件以及書面作品為本公司之專屬財產。

(2)

You agree that all the patents, copyrights or other rights of the creations or ideas (hereunder, “IP”) completed during the period of the appointment shall belong to the Company which shall be exclusively entitled to the right to use, modify or publish these items under the name of the Company. You acknowledge that the consideration related to the IP has been fully covered by the remuneration paid by the Company and you agree not to claim any further consideration for such IP.

台端同意，委任期間所完成之創作或構想，其專利、著作權或其他權利（以下合稱「智財權」）均屬於本公司；本公司享有專屬權利，得以本公司之名義使用、修改或出版該等創作或構想。 台端確認，本公司給付之薪資已經完全涵蓋該智財權之相關對價， 台端並同意不就該智財權主張其他任何對價。

(3)

You also agree to assign to the Company or its designee all right, title and interest that you may have or acquire in and to any IP that relates, in whole or in part, to the Company’s business, to the extent such IP is not already owned by the Company as a matter of law.

台端並同意，如 台端擁有或取得全部或部分與本公司業務相關之智財權之權利、所有權及利益，倘該智財權依法尚未由本公司所有， 台端將移轉給本公司或其指定之人。

In the event that the Company is unable to secure your signature to any document required for any application process for such IP, you hereby appoint the Company and its duly authorized officers and agents, as your agents and attorneys-in-fact, to act on your behalf to do any lawfully permitted acts to further the application process or protection for such IP.

如果本公司無法取得 台端於前述智財權之申請程序所需之文件上簽名， 台端於此委任本公司及其正式授權之人員及代理人為 台端之代理人，得代理 台端進行任何法律許可之行為，以進行相關智財權申請程序或保護措施。

(4)

The ideas, creations and methods you use during your period of appointment are deemed as the Confidential Information of the Company. You shall not implement, use or disclose in any form such information in related businesses, projects, or operations during or after the appointment and shall keep the information confidential as defined in this Agreement.

台端在委任期間使用之構想、創作及方法應視為本公司之機密資訊。 台端不得在委任期間或期後，於相關業務、專案或營運以任何方式施行、使用或揭露該等資訊，且應按本契約之規定，對機密資訊加以保密。

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(5)

Where litigation on infringement of patent, copyright, and/or other rights shall arise against the inventions, creations, technologies, methods or data provided by you, regardless of whether or not you are still in or discharged from the appointment, you shall provide full assistance to the Company during litigation. Should you be found responsible for such infringements, you shall be held fully responsible for the consequential liability, losses, and damages.

如 台端所提供之發明、創作、技術、方法或資料因專利權、著作權及（或）其他權利之侵害而引起訴訟，無論於 台端受任期間或委任終止後， 台端應在訴訟期間內全力協助本公司。如 台端經認定應對該等侵權行為負責， 台端應就衍生之責任、損失及賠償負全部責任。

(6)

You shall ensure that all publications, creations, inventions or matters under the protection of IP rights shall be free from infringement of the copyright, patent rights, trade secrets, and other IP rights of any third party. You shall further warrant that the information collected or acquired for use by the Company shall be collected or acquired by legal and proper means, without divulging or infringing copyrights, patent rights, trade secrets or other IP rights of any third party.

台端應確保，所有受智財權保護之出版物、創作、發明或事宜皆無侵害任何第三人之著作權、專利權、營業祕密及其他智財權。 台端應進一步保證，所蒐集或取得供本公司使用之資訊皆係以合法及正當之方式蒐集或取得之，未洩漏或侵害任何第三人之著作權、專利權、營業祕密及其他智財權。

(7)

Should the Company or you be sued by a third party as a result of your violation of this Clause 6, you shall be held fully responsible for the indemnity (including but not limited to the attorney’s fees at home and abroad and the damages claimed by the IP owners at home and abroad).

如本公司或 台端因 台端違反本第6條而被第三人控告， 台端應負完全賠償責任，包括（但不限於）國內外律師費及國內外智財權權利人所主張之損害賠償。

6.	Non-Solicitation

禁止招攬

(1)

You shall not during the continuance of your appointment and for a period of two (2) years after the termination of your appointment, directly or indirectly solicit or endeavor to entice away from or discourage from being employed by the Company any of its employees who are employed by the Company and with whom you had contact during your employment with the Company.

在 台端繼續受委任於本公司期間及與本公司終止委任關係後兩年內， 台端不得直接或間接招攬 台端在受委任於本公司期間接觸到的公司員工，或極力慫恿其離開本公司僱傭或勸阻其不受本公司僱傭。

(2)

You shall not for a period of two (2) years after the termination of your appointment and whether on your own account or for any other person, firm or company directly or indirectly in connection with any business similar to or in competition with the business of the Company solicit or endeavor to entice away from the Company any person, firm or company:

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在 台端之委任終止後兩年內，不得為自己或為直接、間接從事本公司類似業務或與本公司業務構成競爭的任何其他人、企業或公司，誘使符合以下描述的任何人、企業或公司離開本公司：

A.	who or which during the two (2) years prior to the end of your appointment shall have been a client of or in the habit of dealing with the Company; and

在 台端之委任結束前之兩年內是本公司之客戶或經常與本公司往來者；及

B.	with whom or which you had personal dealings in the course of your appointment during the Two (2) years prior to the end of your appointment.

在 台端之委任結束前之兩年內， 台端在委任過程中曾與其有個人往來者。

7.	Non-Competition

競業禁止

(1)	Non-Competition during the appointment:

委任期間內之競業禁止：

You agree that during the period of appointment, you shall not, directly or indirectly, contact, solicit, provide service to, engage in, work in part-time manner for, or participate in the same or similar business, projects or activities. You also agree not to engage in profit-making activities by making use of the Company’s equipment and facilities, or doing the same during working hours.

台端同意，於委任期間內，不以直接或間接方式聯絡、招徠、提供勞務、從事、兼職於或參與與本公司性質相同或類似之事業、專案或活動。 台端並同意，不會利用本公司之設備及設施從事營利活動，也不會在工作時間內進行該等活動。

(2)	Non-Competition after the appointment:

委任期間結束後之競業禁止：

You agree to comply with the “Non-Competition after the appointment” clauses as below (“Non-Competition Covenant”)

台端同意遵守以下之「委任期間結束後之競業禁止」條款（下稱「競業禁止約款」）。

A.

In the territory of Taiwan and [other jurisdictions], within [ 24] months after terminating the appointment relationship (hereinafter referred to as the “Non-Competition Period”), you shall not work in, engage in, associate with, or support any person (such as a company, individual or institutional organization) that is in competition with or may form or become a competitor to the Company or its affiliates ("Affiliates"), nor shall you engage or participate in the same or similar projects.

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於臺灣及[其他法域]境內，與本公司之委任關係結束後[ 24]月內（下稱「競業禁止期間」）， 台端不得任職於、參與或支援任何目前或可能與本公司或其關係企業（下稱「關係企業」）為競爭對手之人（包括公司、個人或機構）或與該人建立關係， 台端亦不得進行或參與相同或類似性質之專案計畫。

B.

The Company shall pay you an indemnity at the standard of [ at least 50 ]% of your final Basic Monthly Salary per month in arrears during the Non-Competition Period as compensation for your compliance.

本公司應在競業禁止期間每月向 台端給付 台端最終基本月薪[最低50 ]%之金額，作為 台端遵守競業禁止約款之補償金（後付）。

C.	During the Non-Competition Period, you shall inform the Company of any offer which may be of a competitive nature but you may accept.

在競業禁止期間， 台端應通知本公司任何可能具有競爭性質且 台端可能接受之工作要約。

D.	During the Non-Competition Period, you shall inform your new principal or employer of the present Non-Competition Covenant prior to entering into any commitment.

於競業禁止期間， 台端應於訂立任何承諾前告知新委任人或雇主此競業禁止約款。

E.

The Company expressly reserves the right to waive the benefit of this Non-Competition Covenant at any time, particularly in the event where the Company’s interest in your obligation ceases to be present, by stopping paying the financial compensation stipulated above.

本公司明示保留有權隨時停止給付前述補償金，以放棄本競業禁止約款之利益，尤其當 台端所應履行之義務對本公司而言已無利益時。

F.	You agree that, upon termination of the Agreement and if this Non-Competition Covenant is still in force, this special provision will be included in the work certificate that will be given to you.

台端同意，若本契約終止而本競業禁止約款仍有效，本公司向 台端提供之服務證明中將記載本競業禁止約款。

8.	ConfidentialityDuty

保密義務

(1)	The definition of Confidential Information:

機密資訊之定義：

The term Confidential Information in this Agreement means any or all of the following materials provided or disclosed, collected, summarized, integrated, studied, developed or obtained by the Company, or being disclosed under the authorization of the third party, which should be continuously kept confidential according to the law or to this Agreement or by the intention of the Company or disclosing party (“Confidential Information”). The aforesaid Confidential Information shall not be limited to commercial interests and can be produced in any form including in written or oral notices, various information mediums, or any other means, the scope of which shall include but is not limited to: (1) all information related to internal control systems, operating plans; (2) all financial statements, business, records and projections, or information in connection with procurement plans, marketing plans and methods, cost calculations; (3) all the Company's and Affiliates' material information, contracts, personnel and salary information, financial information, undisclosed creations, confidential information disclosed by third parties, and/or any information obtained by the Company or its Affiliates resulting from contracts and from the law; and (4) other information for which, the wording of secret or confidential or some similar words has been indicated, expressed or stated, or that you should reasonably understand to be confidential or proprietary to the Company or its Affiliates; or any customer, client, supplier or their prospects, or other company that does business with the Company or its Affiliates.

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本契約之機密資訊一詞係指以下由本公司提供或揭露、蒐集、概要整理、結合、研究、發展或取得、或經第三人授權而揭露之任何資料，且該資料按法律規定或本契約條款或本公司或揭露方之意願應繼續維持其機密（下稱「機密資訊」）。前述機密資訊不限於商業之利益，得以任何形式製作，包括書面或口頭通知、各類資訊媒體或其他任何方式，範圍包括（但不限於）：(1) 所有與內部控制制度、營運計劃相關之資訊；(2) 所有財務報表、營業、紀錄與預測，或與採購計畫、行銷計畫與方法、成本計算相關之資訊；(3) 所有本公司及其關係企業之重大資訊、合約、人事與薪資資料、財務資料、未公開創作、由第三人揭露之機密資訊及（或）由本公司因契約或按法律規定取得之任何資訊；與 (4) 任何指示、表示或聲明為秘密或機密或其他類似字樣之其他資訊，或 台端應可合理瞭解係本公司或其關係企業、或與前二者有業務往來之任何現在或潛在顧客、客戶、供應商或其他公司，之機密或專有資訊。

(2)	Confidentiality Duty:

保密義務：

A.

You shall be obliged to keep secret the Confidential Information referred to in this Agreement, and shall make your best efforts to keep Confidential Information obtained during the performance of your duties strictly confidential. Except for the information that you obtain during the course of carrying out normal or specified duties authorized by the Company, you shall not be allowed to detect, employ, misuse or, in an inappropriate manner investigate, obtain or use the Confidential Information referred to in this Agreement.

台端就本契約所述之機密資訊負有保密義務，並應盡全力維護該等於 台端履行職務期間取得之機密資訊之嚴格機密。除 台端因執行一般業務或經本公司特別授權業務而取得資訊外， 台端不得探查、使用、濫用或以不當方法調查、取得或使用本契約所述之機密資訊。

B.

Regarding the Confidential Information being learned, held or received by you during work or outside work, you shall not, without the express written consent of the Company in advance, either arbitrarily make photocopies, send e-mails, duplicate disks or other magnetic documents, take photos, record the sound or image, or use any other method to record, document or distribute the said Confidential Information. If you need to copy, duplicate or make any kind of record of the aforementioned items, you shall take the initiative to inform the Company and shall destroy any spare copies or return the documents to the Company according to the Company’s instructions upon termination of the appointment.

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有關 台端因工作或工作以外所知悉或持有或收受之機密資訊，如未取得本公司事前明示書面同意， 台端不得任意影印、寄送電子郵件、複製磁片或其他磁性文件、拍照、記錄聲音或影像、或以任何其他方法記錄、記載或發送前述機密資訊。如 台端需執行前述影印、複製或任何型式之記錄時，應主動告知本公司，並應於委任終止時按本公司指示銷毀多餘複本或繳回本公司。

C.

You shall not divulge Confidential Information or deliver documents, disks or other magnetic or digital records, audio tapes, VCR tapes or use any other direct or indirect method to convey information to any persons who have no right to access such Confidential Information in so far as the work is concerned. Such persons shall include but are not limited to employees of the Company, collaborators, competitors, potential competitors, clients, or potential clients.

台端不得洩露機密資訊，亦不得交付文件、磁片或其他磁性或數位紀錄、錄音帶、錄影帶或以任何其他直接或間接方法交給工作上無權接觸或取得該等機密資訊之人員，此等人員包括（但不限於）本公司員工、合作對象、競爭者、潛在競爭者、客戶或潛在客戶。

D.

You shall not use or divulge the Confidential Information referred in this Agreement for the sake of yourself, or for the interest of the third party, or for the purpose of damaging the Company, or for damaging the secrecy of such Confidential Information. You shall protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information.

台端不得為自身目的或為第三人利益、或為損害本公司或本契約所指機密資訊之秘密性而使用或洩露此等機密資訊。 台端應保護機密資訊之秘密性並應避免揭露或未經授權而使用機密資訊。

E.

You shall not engage in illegal or personal activities by making use of Company’s network and computer resources, and are prohibited from installing any software program without the Company’s consent. When making use of computers and network resources owned by Company, you shall act in compliance with the Company’s work rules, policy, and other regulations. You agree that the Company may, from time to time, check your uses of the Company’s network and computer resources, and may prepare a backup of the computer data.

台端不得使用本公司網路或電腦資源從事違法或個人活動，且未取得本公司同意前禁止安裝任何軟體程式。 台端在使用本公司所有之電腦和網路資源時，應遵守本公司之工作規則、政策及其他規定。 台端同意，本公司得隨時檢查 台端對本公司網路與電腦資源之使用，並得製作電腦資料之備份。

F.

Confidential Information, in whatever form, that comes into your possession during the course of your appointment, shall be deemed to be and remain the property of the Company. Upon the termination of your appointment, you shall complete the handover procedures according to the Company’s requirements and shall promptly return to the Company all documents and other tangible items containing or representing the Confidential Information that has been disclosed by the Company, including but not limited to all original documents, copies of original documents, disks, other magnetic or digital records, excerpts or records in your possession that were either acquired by you or produced by you during your appointment. In the meantime, you shall provide a written statement declaring that you have returned all the aforesaid items and information, and that no further items are in your possession. In the event of any Confidential Information or items being omitted and therefore not returned, you shall return it (them) within 48 hours of such an omission being discovered.

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台端於委任期間持有任何形式之機密資訊均應視為並維持屬於本公司財產。於 台端的委任關係終止時，應按本公司要求完成移交程序，並應立即向本公司歸還原由本公司揭露之內含或代表機密資訊之文件及其他有形資料，包括（但不限於）由 台端於委任期間取得或製作之正本、副本、磁片、其他磁性或數位紀錄、摘要或紀錄。同時， 台端應提供書面聲明表示已歸還全部前述資訊，且 台端不再擁有此等資訊。如遺漏任何機密資訊因而未歸還者， 台端應於發現遺漏後48小時內歸還。

9.	Indemnification

賠償

You agree to indemnify and hold the Company harmless from any and all losses and liability (including attorney’s fees) which may arise out of or as a result of any unauthorized act by you or any act caused by you in contravention of the applicable laws or regulations, this Agreement, the Company’s policy, or other regulations.

台端同意賠償本公司因 台端任何未授權行為或因 台端引起任何違反法令、本契約、本公司之政策或其他規定之行為所生或因而造成之全部損失與責任。

10.	Entire Agreement and Modification

完整協議與修訂

The Company’s policy, and other regulations, all of which can be amended by the Company from time to time, constitute a part of this Agreement. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed and constitutes the entire and complete understanding of the parties in relation to the appointment. Any modification or amendment to this Agreement will not be valid unless made in writing and signed by both you and the Company. Notwithstanding the foregoing, if the Company modifies or amends its policy and other regulations, such modifications or amendments will be valid upon written notice to you, and will not require you to sign such modifications or amendments.

本公司之相關政策及其他規定（皆得由本公司不定時修改）構成本契約之一部分。本契約取代並終止雙方有關本契約所載標的事項之所有先前協議，並構成雙方間有關委任之完整理解。本契約任何變更或修訂均須以書面為之並經 台端與本公司簽字，否則不生效力。然而，若本公司修訂之相關政策及其他規定，該等修訂將於書面通知 台端時生效，且不需 台端簽署該等修訂。

11.	Governing Law and Jurisdiction

準據法與管轄法院

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(1)	The execution, interpretation and enforcement of this Agreement and the respective rights and obligations of the parties shall be governed and construed in accordance with the laws of Taiwan.

本契約之簽署、解釋與執行和雙方各自之權利與義務，均應以台灣法律為準據法，並以其為解釋依據。

(2)	Both parties shall submit to the jurisdiction of the Taiwan Hsinchu District Court in the event of a dispute relating to this Agreement.

因本契約而生任何爭議時，雙方同意由台灣新竹地方法院管轄。

12.	Severability

可分割性

If any of the terms of this Agreement are declared illegal or unenforceable by any court of competent jurisdiction, such term or terms shall be deemed null and void and shall be considered deleted from this Agreement. All the remaining terms shall remain in full force and effect.

如本契約任何條款經任何具司法管轄權法院宣告非法或無法執行時，該等條款應視為無效，並應視為自本契約刪除。其餘全部條款均應維持完整效力。

13.	Supersedes Previous Agreements

取代舊約

This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

本契約取代雙方此前就本協議標的事項達成的所有口頭或書面協議、備忘錄、通信或其他通信。

14.	Language

語言

This Agreement is made in both English and Chinese. Should there be any discrepancies in the English and Chinese versions, the English version shall prevail.

本契約採英文中文對照方式作成。如英文版本與中文版本有任何歧異時，應以英文版本為準。

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AINOS INC. TAIWAN BRANCH (USA)

美商艾諾斯生技股份有限公司

Signed

簽名：____________________

Legal Representative

法定代理人：

Date

日期：March 17 2022

******************************

Signed

簽名: ________________

Chun-Hsien Tsai

蔡群賢

National ID Number

國民身分證統一編號: _______________

Date

日期: March 17 2022

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Schedule 1: Vesting Terms and Schedule

附件1: 既得條件與時間表

Participant: [ Chun-Hsien Tsai ]

姓名： [ 蔡群賢 ]

1.	Total Number of Awarded Restricted Stock Units (Awarded RSU): [ 5,000,000 ] units

Awarded RSU總數：[ 5,000,000 ] 單位

2.	Grant Date: [ immediately upon the Effective Date of 2021 Stock Incentive Plan]

授予日： [ 2021年度股權激勵辦法生效日當日 ]

3.	Issuance of Shares: Company will do its best effort to issue common shares within 30 days commencing from the end of each vesting schedule.

發行股票: 公司將盡最大努力在每次既得(vesting)到期日30天內發行普通股給您。

4.	Vesting Schedule:

既得時間表：

1.	Vesting: [100]% of Awarded RSU, vesting date: [ September 30, 2022]

既得日：[100]% Awarded RSU 總數，既得日：[ 2022年9月30日 ]

5.	Other Conditions

其他條件

1.	Restriction to Sell Shares: [ within 6 months commencing from Grant Date ]

禁止賣股：[授予日起算6個月內]

2.	Continued Employment: [ you agree to remain employed by the Company for one year from the effective date of this Agreement]

持續聘僱：[台端同意為本公司服務一年，從本契約生效日起算。]

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